                                                                     EXHIBIT III

                          CERTIFICATE OF DESIGNATIONS
                  OF SERIES A 9% CONVERTIBLE PREFERRED STOCK
                           OF STORMEDIA INCORPORATED

          StorMedia Incorporated, a Delaware corporation (the "Corporation"), certificates that pursuant to the authority contained in Article FOURTH of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolutions creating a series of its Preferred Stock designate as the Series A 9% Convertible Preferred Stock:

          "RESOLVED, that a separate series of the class of authorized Preferred Stock of the Corporation be hereby created, and that the designation and the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series and the qualifications, limitations of restrictions thereof are as follows:

          RESOLVED, that the shares shall be designated as "Series A Preferred Stock," par value $0.01 per share, with 500,000 shares constituting such series.

          Section 1. Cumulative Dividends.
                     --------------------

          1A.     General Obligation.  When and as declared by the Corporation's
                  ------------------
Board of Directors and to the extent permitted under the General Corporation Law of Delaware and Section 1D hereof, the Corporation shall pay preferential cumulative dividends in cash to the holders of the Series A Preferred Stock (the "Series A Preferred") as provided in this Section 1. Dividends on each share of the Series A Preferred (a "Share") shall accrue on a daily basis at the rate of 9% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds, shares or other assets of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. Any such dividends which are not paid to the holders in cash shall be paid by the issuance of additional shares of Series A Preferred pursuant to Section 1D.

          1B.  Dividend Reference Dates.  To the extent not paid on June 30,
               ------------------------
September 30, December 31 and March 31 of each year, beginning September 30, 1998 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof, provided if the dividends are paid in stock as provided in Section 1D, the dividends for the immediately preceding three (3) month period (and all prior periods for which dividends have not been paid to holder) shall be declared prior to and paid to the holder of the Series A Preferred on each of June 30, September 30, December 31 and March 31.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

          1D.  Payment of Dividends with Shares.  Notwithstanding any other
               --------------------------------
provision of this Section 1 or Section 2 hereof, any dividends accruing on the Series A Preferred on or prior to the 365th day after the Maturity Date (as defined in Section 11 hereof) or at any time that all or any portion of the Term Loan (as defined in Section 11 hereof) is outstanding and any other dividends which are otherwise not paid to the holders in cash, shall be satisfied in lieu of cash dividends by the issuance of additional Shares of Series A Preferred (including fractional Shares) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid; provided that if the Corporation pays less than the total amount of dividends then accrued on the Series A Preferred in the form of additional Shares, such payment in Shares shall be made pro rata among the holders of Series A Preferred based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder. If and when any Shares are issued under this paragraph 1D for the payment of accrued dividends, such Shares shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

          In the event that, notwithstanding the provisions of this subsection 1D, any dividend or distribution shall be paid or made by the Company in cash prior to the 365th day after the Maturity Date or at any time that all or any portion of the Term Loan is outstanding, such cash dividends shall not be commingled with any asset of the holders of the Series A Preferred, shall be held in trust for the benefit of the Bank Parties, and shall be paid over or delivered to the Agent for application to the payment in full of the Term Loan or such portion such Term Loan as then remains unpaid to the extent necessary to give effect to this subsection 1D, after giving effect to any concurrent payments or distributions to the Bank Parties in respect of the Term Loan.

  Section 2.  Liquidation.
              -----------

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus, subject to the second paragraph of

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

Section 1D hereof, all accrued and unpaid dividends thereon), and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus, subject to the second paragraph of Section 1D hereof, all accrued and unpaid dividends) of the Series A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred, but only to the extent permitted by the second paragraph of Section 1D and thereafter to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. A consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), as well as the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          In the event that prior to the 365th day after the Maturity Date or at any time that all or any portion of the Term Loan is outstanding, any cash dividend or distribution is paid or made on the Series A Preferred, such cash dividend or distribution shall not be commingled with any asset of the holders of the Series A Preferred, shall be held in trust for the benefit of the Bank Parties, and shall be paid over or delivered to the Agent for application to the payment in full of the Term Loan or such portion thereof as then remains unpaid to the extent necessary to give effect to this paragraph, after giving effect to any concurrent payments or distributions to the Bank Parties in respect of the Term Loan. Notwithstanding the foregoing, nothing herein shall prevent the payment of such dividends or distributions in stock or in kind or prevent payments of any kind whatsoever (including any payments in cash) to the holders of Series A Preferred as stockholders in connection with a merger or consolidation of the Corporation with or into any other entity or entities or a sale of all or substantially all of the Company's assets. If funds are held in trust pursuant to the first sentence of this paragraph in connection with a liquidation, dissolution or winding up of the Corporation no distributions shall be made to the holders of the Common Stock of the Corporation, until the funds are distributed to the holders of the Series A Preferred.

    Section 3. Priority of Series A Preferred on Dividends and Redemptions.
               -----------------------------------------------------------
            So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series A Preferred or the Corporation has failed to make any redemption of the Series A Preferred required hereunder; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of any agreements or option plans approved by 80% of the members of the Board of Directors.

     Section 4. Redemptions.
                -----------

           4A.  Change of Ownership.
                -------------------

          (i) If the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Subject to the provisions of Section 4C, the holder or holders of two-thirds of the Series A Preferred then outstand ing may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 10 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) five days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

          (ii) Upon receipt of such election(s), the Corporation shall be obligated (subject to the provisions of Section 4C) to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

          (iii) The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

          4B.  Company Redemption.
               ------------------

          (i) At any time after May 31, 2003 but not prior to the 365th day after the Maturity Date or at any time that all or any portion of the Term Loan is outstanding, the Corporation may, at the option of the Board of Directors, redeem out of funds legally available therefor, all or any portion of the Series A Preferred then outstanding at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the holders thereof.

          (ii) Redemption of less than all of the then outstanding shares of Series A Preferred shall be pro rata among the holders of the Series A Preferred based on the number of shares held on the date of notice of redemption.

          (iii) At least 30 days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Preferred for any redemption (which shall be pro rata among the holders of Series A Preferred as required by subsection (ii) above), such notice to be addressed to each holder at the address shown in the Corporation's records and which shall specify the date of redemption, the number of shares of the holder to be redeemed and the date as of which conversion rights terminate. On or after the date of redemption as specified in such notice, each holder shall surrender his certificate for the number of shares to be redeemed as stated in the notice (except that such number of shares shall be reduced by the number of shares which have been converted pursuant to Section 6 hereof between the date of notice and the date on which conversion rights terminate) to this Corporation at the place specified in such notice. If less than all of the shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the unredeemed shares. Provided such notice is duly given, and provided that on the redemption date specified there shall be a source of funds legally available for such redemption and funds necessary for the redemption shall have been paid or made available at the place fixed for redemption then all rights with respect to such shares shall, after the specified redemption date, terminate, whether or not said certificates have been surrendered, excepting only in the latter instance the right of the holder to receive the redemption price thereof, without interest, upon such surrender.

          (iv) On or prior to the date of redemption, the Corporation shall deposit the redemption price of all shares of Series A Preferred designated for redemption in said notice (and not yet redeemed or converted) with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Any money deposited by the Corporation pursuant hereto for the redemption of shares thereafter converted into shares of Class A Common Stock pursuant to Section 6 hereof no later than the fifth (5th) day preceding the date of redemption shall be returned to the Corporation forthwith upon such conversion.

          4C.   Limitation on Redemption.
                ------------------------


          (i) Notwithstanding any other provision of Sections 4A and 4B hereof, prior to the 365th day after the Maturity Date or at any time that all or any portion of the Term Loan is outstanding, the Corporation may not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire, directly or indirectly, any Shares pursuant to the provisions of Sections 4A or 4B.

          (ii)  In the event that, notwithstanding the provisions of this
Section 4C, any Series A Preferred shall be redeemed, purchased or otherwise acquired by the Corporation or any Subsidiary for cash pursuant to the provisions of Sections 4A or 4C in violation of the immediately preceding sentence, the consideration paid in respect of such redemption, purchase or other acquisition shall not be commingled with any asset of the holders of the Series A Preferred, shall be held in trust for the benefit of the Bank Parties, and shall be paid over or delivered to the Agent for application to the payment in full of the Term Loan or such portion thereof as then remains unpaid to the extent necessary to give effect to this Section 4C, after giving effect to any concurrent payments or distributions to the Bank Parties in respect of the Term Loan.


    Section 5.  Voting Rights.  The holders of the Series A Preferred shall be
                -------------
entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by applicable law and as set forth below, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote. Notwithstanding the foregoing, this Corporation shall not, without obtaining the affirmative vote or written consent of the holders of not less than two-thirds (2/3rds) of the then outstanding shares of Series A Preferred, effect a sale of all or substantially all of the assets of the Corporation or a merger or consolidation with or into any other corporation or corporations in which the stockholders of this Corporation do not own at least 50% of the shares of the entity surviving such merger.

    Section 6.    Conversion.
                  ----------

            6A.   Conversion Procedure.
                  --------------------

             (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $30.75 and dividing the result by the Conversion Price then in effect.

             (ii) Each share of Series A Preferred shall automatically be converted into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $30.75 and dividing the result by the Conversion Price then in effect immediately upon the closing of a Public Offering at a purchase price of $10.00 which raises $20,000,000 gross proceeds for the Company .

          (iii) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (iv) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

          (v) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (vi) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

               (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (b) subject to the provisions of Section 1D, payment in an amount equal to all accrued dividends (which may be satisfied by the issuance of shares of Series A Preferred pursuant to Section 1D) with respect to each Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

               (c) a certificate representing any Shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vii) Subject to the provisions of Section 1D, the Corporation shall declare the payment of all dividends payable under subparagraph (vi) (b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the

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

Series A Preferred being converted, the Corporation shall satisfy such obligation by the issuance of shares of Series A Preferred pursuant to Section 1D. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

          (viii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances created by the Corporation with respect to the issuance thereof.

          (ix) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred and any dividends payable in kind pursuant to Section 1D. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred (including shares of Series A Preferred issued pursuant to Section 1D hereof.

          (xi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall round up such fractional share to the next higher number of full shares.

          (xii) If the shares of Conversion Stock issuable by reason of conversion of Series A Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

             6B.  Conversion Price.
                  ----------------

          (i) The initial Conversion Price shall be $3.075 per share. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

          (ii) If and whenever on or after the original date of issuance of the Series A Preferred the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (a) any issue or sale (or deemed issue or sale) of stock options or stock purchase rights to employees, directors, consultants or vendors (including equipment lessors, commercial financing sources and lending institutions) of the Corporation and its Subsidiaries pursuant to plans or transactions approved by 80% of the members of the Corporation's Board of Directors and the issuance of shares upon exercise thereof (b) the issuance of the Series A Preferred or the issuance of shares of Common Stock issuable upon conversion of the Series A Preferred or on exercise of the Warrants issued to the Bank Parties in connection with the Credit Agreement (the "Bank Warrants"), (c) the issuance of the Bank Warrants, (d) issuance of the Convertible Promissory Note (the "Seagate Note") to Seagate Technology, Inc. or the issuance of shares upon conversion of the Seagate Note, or (e) the issuance of Class A Common Stock upon conversion of the outstanding shares of Class B Common Stock.

          6C.    Effect on Conversion Price of Certain Events.  For purposes of
                 --------------------------------------------
determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

          (i)    Issuance of Rights or Options.  If the Corporation in any
                 -----------------------------
manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities.  If the Corporation in any
                 ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than
(a) the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii)   Change in Option Price or Conversion Rate.  If the purchase
                  -----------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (iv)  Treatment of Expired Options and Unexercised Convertible
                --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred shall not cause the conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred.

          (v)   Calculation of Consideration Received.  If any Common Stock,
                -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of two-thirds of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of two-thirds of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          6D.   Reorganization or Reclassification.  Any recapitalization,
                ----------------------------------
reorganization or reclassification, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change.

             6E.  Notices.
                  -------

          (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata sub scription offer to holders of Common Stock or (c) for determining rights to vote with respect to any capitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets shall take place.

     Section 7.  Liquidating Dividends.
                 ---------------------
             If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the Corporation shall make available to each holder of Class A Preferred, at such holder's request, Liquidating Dividends consisting of securities which are non-voting (except as otherwise required by law), which are otherwise identical to the Liquidating Dividends consisting of voting securities and which are convertible into such voting securities on the same terms as Class B Common Stock is convertible into Class A Common Stock.

             Notwithstanding any other provision of this Section 7, in the event that prior to the 365th day after the Maturity Date or at any time that all or any portion of the Term Loan is outstanding, any cash Liquidating Dividend is paid or made on the Series A Preferred, such

Liquidating Dividend shall not be commingled with any asset of the holders of the Series A Preferred, shall be held in trust for the benefit of the Bank Parties, and shall be paid over or delivered to the Agent for application to the payment in full of the Term Loan or such portion thereof as then remains unpaid to the extent necessary to give effect to this paragraph, after giving effect to any concurrent payments or distributions to the Bank Parties in respect of the Term Loan. If funds are held in trust pursuant to the first sentence of this paragraph in connection with a liquidation, dissolution or winding up of the Corporation no distributions shall be made to the holders of the Common Stock of the Corporation, until the funds are distributed to the holders of the Series A Preferred.

     Section 8.  Purchase Rights.
                 ---------------

             If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that if the Purchase Rights involve voting securities, the Corporation shall make available to each holder of Class A Preferred, at such holder's request, Purchase Rights involving securities which are non-voting (except as otherwise required by law), which are otherwise identical to the Purchase Rights involving voting securities and which are convertible into such voting securities on the same terms as Class B Common Stock is convertible into Class A Common Stock.

     Section 9.  Registration of Transfer.
                 ------------------------

             The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

     Section 10.  Replacement.
                  -----------

             Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 11.  Definitions.
                  -----------

             "Agent" has the meaning ascribed to that term in the Credit
              -----
Agreement.


             "Bank Parties" means the Agent, the Co-Agent and the Banks.
              ------------

             "Banks" means CIBC [Asia] Ltd., Banque Nationale de Paris, Singapore Branch, Union Bank of California N.A., Sanwa Bank California and First National Bank and their successor and assigns determined in accordance with the Credit Agreement.

             "Change in Ownership" has the meaning set forth in Section 4A
              -------------------
hereof.


             "Co-Agent" has the meaning ascribed to that term in the Credit
              --------
Agreement.

             "Common Stock" means, collectively, the Corporation's Class A
              ------------
Common Stock, the Corporation's Class B Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

             "Common Stock Deemed Outstanding" means, at any given time, the
              -------------------------------
number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion or exercise of outstanding Options, Convertible Securities and Preferred Stock of the Corporation.

             "Conversion Stock" means shares of the Corporation's Class A Common
           ----------------
Stock, par value $0.013 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Conversion Price" has the meaning set forth in Section 6B hereof.
           ----------------

          "Convertible Securities" means any stock or securities directly or
           ----------------------
indirectly convertible into or exchangeable for Common Stock.

          "Credit Agreement" means that certain Amended and Restated Credit
           ----------------
Agreement dated as of May __, 1998, among StorMedia International, Ltd., Strates Pte. Ltd., the Company, the financial institutions named therein as the Banks, Canadian Imperial Bank of Commerce, New York Agency, as Agent for the Banks, and Banque Nationale de Paris, San Francisco Branch, as Co-Agent, as the same may be from time to time further amended, supplemented, restated or otherwise modified.

          "Fundamental Change" has the meaning set forth in Section 4B hereof.
           ------------------

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the Corporation, except for the Series A Preferred.

          "Liquidation Value" of any Share as of any particular date shall be
           -----------------
equal to $30.75.

          "Market Price" of any security means the average of the closing bid
           ------------
prices of such security's sales on all securities exchanges on the five trading days (determined as set forth below) on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest ask prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and ask prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five days consisting of the day as of which "Market Price" is being determined and the four consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of two-thirds of the Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of two-thirds of the Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "Maturity Date" has the meaning ascribed to such term in the Credit
           -------------
Agreement.

          "Options" means any rights, warrants or options to subscribe for or
           -------
purchase Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its capital
           ---------------
stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Purchase Agreement" means the Securities Purchase Agreement, dated as
           ------------------
of May 29, 1998, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Redemption Date" as to any Share means the date for redemption
           ---------------
specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means any corporation of which the shares of outstanding
           ----------
capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          "Term Loan" has the meaning ascribed to such term in the Credit
           ---------
Agreement.

     Section 12.  Amendment and Waiver.
                  --------------------
             No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 13 hereof without the prior written consent of the holders of two-thirds of the Series A Preferred outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series A Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred or the times at which redemption of Series A Preferred is to occur, without the prior written consent of the holders of at least two-thirds of the Series A Preferred then outstanding, (b) the Conversion Price of the Series A Preferred or the number of shares or class of stock into which the Series A Preferred is convertible, without the prior written consent of the holder of at least two-thirds of the Series A Preferred then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least two-thirds of the Series A Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding.

     Section 13.  Notices.
                  -------
             Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder)."

          IN WITNESS WHEREOF, StorMedia Incorporated has caused its corporate seal to be hereunto affixed and this certificate to be signed by William J. Almon, its President, and the same to be attested by Judith M. O'Brien, its Secretary, this 29th day of May, 1998.




                              -------------------------------------------
                              Name: William J. Almon
                              Title: President and CEO


[CORPORATE SEAL]



ATTEST:



---------------------------------
Name:  Judith M. O'Brien
Title:  Secretary